Exhibit 32.2

Informational Addendum to Annual Report on Form 10-K

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Not Filed Pursuant to the Securities Exchange Act of 1934

The undersigned Chief Financial Officer and Secretary of Geospace Technologies Corporation does hereby certify as follows:

Solely for the purpose of meeting the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and solely to the extent this certification may be applicable to this Annual Report on Form 10-K, the undersigned hereby certifies that this Annual Report on Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Geospace Technologies Corporation.

/s/ Thomas T. McEntire
Name: Thomas T. McEntire
Title: Vice President, Chief Financial Officer and Secretary
November 22, 2013